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                                                                     Exhibit 8.1




                                                   Hunton & Williams LLP
                                                   Riverfront Plaza, East Tower
                                                   951 East Byrd Street
                                                   Richmond, Virginia 23219-4074

                                                   Tel    804 o 788 o 8200
                                                   Fax    804 o 788 o 8218





June 1, 2004



Koger Equity, Inc.
225 NE Mizner Blvd., Suite 200
Boca Raton, Florida  33432


                               KOGER EQUITY, INC.
                  QUALIFICATION AS REAL ESTATE INVESTMENT TRUST


Ladies and Gentlemen:

                  We have acted as special tax counsel to Koger Equity, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), with respect to the offer and sale of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), and debt securities of the Company (together with the Common Stock and the Preferred Stock, the "Offered Securities") to be offered from time-to-time, having an aggregate public offering price not to exceed $500,000,000, as described in the Registration Statement and on terms to be determined at the time of the offering. You have requested our opinion regarding certain U.S. federal income tax matters.

                  The Company owns interests in 130 office buildings, directly and indirectly through various limited partnerships and limited liability companies in which the Company owns, directly and indirectly, 100% of the interests (the "Wholly Owned Subsidiary Entities"). The Company also owns a minority interest in CTA Partners, L.P., which owns one office complex, and a 75% interest in McGinnis Park, Ltd., which owns two office buildings and two parcels of vacant land (together with CTA Partners, L.P. and the Wholly Owned Subsidiary Entities, the "Subsidiary Entities"). The Company has previously provided, and may in the future provide, property and asset management services to third parties through its taxable REIT subsidiary, Koger Realty Services, Inc., a Florida corporation ("KRSI").

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Koger Equity, Inc.
June 1, 2004
Page 2


                  In giving this opinion letter, we have examined the following:

         1. the Company's Amended and Restated Articles of Incorporation, filed on May 18, 2000 with the Secretary of State of the State of the Florida (the "Articles of Incorporation");

         2. the Articles of Amendment to the Articles of Incorporation setting forth the terms of the Company's Series A Cumulative Redeemable Preferred Stock, filed on September 9, 2003 with the Secretary of State of the State of Florida;

         3.       the Company's Bylaws;

         4. the partnership agreements and operating agreements governing the Subsidiary Entities that have two or more partners or members (the "Subsidiary Entity Agreements"), other than the partnership agreements for CTA Partners, L.P., CRTP OP LP, McGinnis Park, Ltd., and K/McGinnis Office, Ltd.;

         5. the Registration Statement and the prospectus contained as a part thereof (the "Prospectus");

         6.       the taxable REIT subsidiary election for KRSI; and

         7. such other documents or agreements as we have deemed necessary or appropriate for purposes of this opinion.

                  In connection with the opinion rendered below, we have assumed, with your consent, that:

         1. each of the documents referred to above has genuine signatures, has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

         2. the Company qualified as a REIT for its 1999 taxable year and all prior taxable years;

         3. CTA Partners, L.P., CRTP OP LP, McGinnis Park, Ltd., and K/McGinnis Office, Ltd. are classified as partnerships or disregarded entities for federal income tax purposes;

         4. during its taxable year ending December 31, 2004 and future taxable years, the representations contained in a certificate, dated the hereof and executed by a




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Koger Equity, Inc.
June 1, 2004
Page 3



                  duly appointed officer of the Company (the "Officer's Certificate"), will be true for such years;

         5. the Company will not make any amendments to its organizational documents, or the Subsidiary Entity Agreements after the date of this opinion that would affect its qualification as a REIT for any taxable year; and

         6. no action will be taken by the Company, the Subsidiary Entities, or KRSI after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

                  In connection with the opinion rendered below, we also assumed the correctness of the representations contained in the Officer's Certificate.

                  Based on the assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the Prospectus under the caption "Federal Income Tax Consequences of Our Status of a REIT" (which is incorporated herein by reference), we are of the opinion that:

                  (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 2000, through December 31, 2003, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2004, and in the future; and

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences of Our Status of a REIT" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Offered Securities.

                  We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

                  The foregoing opinion is based on current provisions of the Code and the Treasury Regulations thereunder (the "Regulations"), published administrative interpretations



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Koger Equity, Inc.
June 1, 2004
Page 4



thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                  The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the holders of the Offered Securities pursuant to the Registration Statement (except as provided for in the next paragraph), and it speaks only as of the date hereof. Except as provided for in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions "Federal Income Tax Consequences of Our Status of a REIT" and "Legal Matters" in Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                                       Very truly yours,


                                       /s/ Hunton & Williams LLP